--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            SCHEDULE 14A INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  /x/
Filed by a party other than the Registrant  / /

Check the appropriate box:

     / / Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
     /x/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     INTERNATIONAL SPECIALTY PRODUCTS INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

     /x/ No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        INTERNATIONAL SPECIALTY PRODUCTS
                                 1361 ALPS ROAD
                            WAYNE, NEW JERSEY 07470

   SAMUEL J. HEYMAN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                  April 26, 1999

FELLOW STOCKHOLDERS:

     You are cordially invited to attend the International Specialty Products Inc. Annual Meeting of Stockholders to be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, on Monday,
May 24, 1999, at 10:00 a.m., local time.

     The enclosed notice and proxy statement will provide you with complete information concerning the business to come before the meeting. The Company's 1998 Annual Report to Stockholders is also enclosed.

     I look forward to personally greeting you at the meeting as well as reviewing for you at that time the significant developments at the Company during the past year.

                                          Sincerely,

                                          /s/ SAMUEL J. HEYMAN

                                     [LOGO]

                     INTERNATIONAL SPECIALTY PRODUCTS INC.

                            ------------------------
                            NOTICE OF ANNUAL MEETING
                            TO BE HELD MAY 24, 1999
                            ------------------------

     The Annual Meeting of Stockholders of International Specialty Products Inc. (the "Company") will be held at 10:00 a.m., local time, on Monday, May 24, 1999, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, for the following purposes:

     1. To elect seven directors of the Company; and

     2. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 5, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

     A list of stockholders entitled to vote at the meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the office of The Bank of New York, 101 Barclay Street, New York, New York, during ordinary business hours for ten days prior to the meeting.

     The accompanying proxy statement forms a part of this notice.

                                          By Order of the Board of Directors,

                                               /s/ RICHARD A. WEINBERG
                                               --------------------------
                                               RICHARD A. WEINBERG
                                                  Secretary

Wayne, New Jersey
April 26, 1999

     Return of your signed proxy is the only way your shares can be counted unless you personally cast a ballot at the meeting.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                     INTERNATIONAL SPECIALTY PRODUCTS INC.

                              300 DELAWARE AVENUE
                                   SUITE 303
                           WILMINGTON, DELAWARE 19801

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

     This proxy statement is furnished to stockholders of International Specialty Products Inc. ("ISP" or the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Monday, May 24, 1999, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York, and at any adjournment or postponement thereof.

     The Board of Directors has set the close of business on April 5, 1999 (the "Record Date") as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. As of the close of business on the Record Date, there were outstanding 68,489,406 shares of the Company's common stock, $.01 par value ("Common Stock"). Holders of record of shares of Common Stock are entitled to one vote for each share held by them as of the Record Date on any matter which may properly come before the meeting.

     Shares represented by a valid unrevoked proxy will be voted at the meeting, or any adjournment or postponement thereof, as specified therein by the person giving the proxy. If no specification is made, the shares represented by such proxy will be voted (1) FOR the election of the Board of Directors' nominees as directors and (2) in the discretion of the persons named as proxies in the enclosed proxy card on such other matters as may properly come before the meeting. Any person giving a proxy may revoke it at any time before its exercise by executing a later dated proxy, by delivery to and receipt by the Company's Secretary of written notice of such revocation, or by attending the meeting and voting in person.

     Stockholders of record holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for the transaction of business at the meeting. Proxies submitted with votes withheld for the election of directors and broker non-votes are included in determining whether or not a quorum is present.

     Directors will be elected by a plurality of the votes properly cast at the meeting. Any shares not voted (by abstention, broker non-vote or otherwise) will not be counted as votes cast. Broker non-votes are treated as shares as to which the beneficial holders have withheld voting power and, therefore, are not considered as shares entitled to vote on any proposal to which they relate.

     Samuel J. Heyman, Chairman of the Board and Chief Executive Officer of ISP, beneficially owns (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) and has the power to vote approximately 76% of the Company's issued and outstanding Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Heyman has indicated to ISP that he intends to vote such shares FOR the election of the Board of Directors' nominees as directors. Accordingly, the election of the nominees is assured.

     On July 15, 1998, International Specialty Products Inc. ("Old ISP") merged with and into the Company (then known as ISP Holdings Inc. ("ISP Holdings")). In connection with the merger, ISP Holdings changed its name to International Specialty Products Inc. As used in this proxy statement, "ISP" or the "Company" refers to both Old ISP prior to the merger and the Company subsequent to the merger, unless the context otherwise requires.

     This proxy statement and the proxies solicited hereby are being first sent or delivered to stockholders on or about April 28, 1999.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The persons designated in the enclosed proxy card will vote shares represented by a valid unrevoked proxy FOR the election of each of the nominees named below unless instructions to the contrary are indicated in the proxy. If any such nominees should be unable to serve for any reason, which the Company does not anticipate, it is intended that proxies will be voted for the election of such other persons as shall be designated by the Board of Directors.

NOMINEES

     The following persons, all of whom are currently directors of ISP, have been nominated for election as directors. Under ISP's By-laws, each director continues in office until the next Annual Meeting of Stockholders and until his successor is elected and qualified. No family relationship exists between any of the directors or executive officers of the Company. The information presented below with respect to each nominee has been furnished by the nominee.

--------------------------------------------------------------------------------

CHARLES M. DIKER                                                         AGE 64
Mr. Diker has been a director of ISP since February 1992. He has been a non-managing principal of Weiss, Peck & Greer, an investment management firm, since 1975. He also has been Chairman of the Board of Cantel Industries Inc., a manufacturer of medical diagnostic and infection control products, since 1986. Mr. Diker is a director of BeautiControl Cosmetics, a cosmetics company; Data Broadcasting Corporation, a financial data broadcasting company; Chyron Corporation, a designer and manufacturer of digital equipment, software and systems; and AMF Bowling, Inc., an owner and operator of, and manufacturer of equipment for, commercial bowling centers.

--------------------------------------------------------------------------------

CARL R. ECKARDT                                                       AGE 68
Mr. Eckardt has been a director of ISP since its formation and Executive Vice President, Corporate Development, of ISP since November 1996, which position he also held from ISP's formation to January 1994. From January 1994 to November 1996, Mr. Eckardt was President and Chief Operating Officer of ISP. Mr. Eckardt was Vice Chairman of GAF Corporation ("GAF"), an affiliate of the Company, from November 1996 to January 1999 and a director of GAF for more than five years until January 1999. He was Executive Vice President of GAF for more than five years until November 1996.

--------------------------------------------------------------------------------

HARRISON J. GOLDIN                                                        AGE 63
Mr. Goldin has been a director of ISP since its formation. He has been the senior managing director of Goldin Associates, L.L.C., a consulting firm, since January 1990. Mr. Goldin was the Comptroller of the City of New York from 1974 to 1989 and a New York State Senator from 1966 to 1973.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PETER R. HEINZE                                                          AGE 56
Dr. Heinze has been a director, President and Chief Operating Officer of ISP since November 1996. He was Senior Vice President, Chemicals of PPG Industries, Inc., a glass products, coatings and resins, and chemicals manufacturer, from April 1993 to November 1996.

--------------------------------------------------------------------------------

SAMUEL J. HEYMAN                                                          AGE 60
Mr. Heyman has been a director, Chairman and Chief Executive Officer of ISP since its formation. Mr. Heyman also has been a director, Chairman and Chief Executive Officer of GAF and certain of its subsidiaries for more than five years. Mr. Heyman has been a director and Chairman of Building Materials Corporation of America ("BMCA"), an indirect 97%-owned subsidiary of GAF, since its formation, and was Chief Executive Officer of BMCA from June 1996 to January 1999. He is also the Chief Executive Officer, Manager and General Partner of a number of closely held real estate development companies and partnerships whose investments include commercial real estate and a portfolio of publicly traded securities.

--------------------------------------------------------------------------------

SANFORD KAPLAN                                                            AGE 82
Mr. Kaplan has been a director of ISP since November 1992. He has been a private investor and consultant since 1977 when he retired from Xerox Corporation, where he was a Senior Vice President and a director. He is also a director emeritus of Intel Corp., a computer hardware and component manufacturer.

--------------------------------------------------------------------------------

BURT MANNING                                                              AGE 67
Mr. Manning has been a director of ISP since November 1992. He was Chairman of
J. Walter Thompson Company, a multinational advertising company, from July 1987 to December 1997 and was Chief Executive Officer of such company from July 1987 to December 1996. He has served as Chairman Emeritus of such company since January 1998. Mr. Manning is a director of Friendly's Ice Cream Corp.

--------------------------------------------------------------------------------

MEETINGS, COMMITTEES AND DIRECTORS' FEES

     The Board of Directors met seven times in 1998.

     The Board of Directors has delegated certain of its functions and responsibilities to committees of the Board of Directors.

     The Audit Committee reviews the integrity of the Company's financial statements, internal controls, the internal audit function, the function and fees of the independent public accountants, and other matters relating to financial and accounting functions. Messrs. Diker, Kaplan and Manning presently comprise the Audit Committee. The Audit Committee met two times in 1998.

     The Compensation and Pension Committee (the "Compensation Committee") is responsible for the review and administration of the Company's compensation practices, policies and plans. Messrs. Diker, Goldin and Manning presently comprise the Compensation Committee. The Compensation Committee met three times during 1998.

     The Board of Directors does not have a nominating committee. Mr. Kaplan attended five Board of Directors meetings and one Audit Committee meeting in 1998.

     No directors who are employees of ISP or its affiliates receive compensation for their services as directors. Outside directors receive an annual fee of $18,000 and a fee of $750 per meeting of the Board of Directors. Outside directors are compensated $250 per committee meeting held in connection with a Board of Directors meeting and $750 per committee meeting held independently. An additional fee of $3,000 per year is paid to outside directors who chair a committee. If an outside director chairs more than one committee, no additional compensation is paid. Under the Company's 1991 Incentive Plan for Key Employees and Directors, as amended (the "Incentive Plan"), each outside director is granted a non-qualified stock option to purchase 5,000 shares of Common Stock (the "Initial Option") on the date such person becomes a director and an additional non-qualified option to purchase 2,500 shares of Common Stock (an "Additional Option") on each anniversary of the date of grant of the Initial Option. Effective January 1, 1999, the Incentive Plan was amended to increase the number of shares of Common Stock underlying each Additional Option to be granted after such date from 2,500 shares to 3,000 shares. The term of each option granted is nine years. Initial Options are subject to a three-year vesting period, commencing on the first anniversary of the date of grant, and Additional Options are subject to a one-year vesting period, becoming exercisable in full on the first anniversary of the date of grant. The exercise price of the options is equal to the fair market value of the underlying shares on the date of grant. The Company currently has four non-employee directors, Messrs. Diker, Goldin, Kaplan and Manning, each of whom was granted an Additional Option to purchase 2,500 shares of Common Stock during 1998.

     In connection with their service on a special committee of the Board of Directors of Old ISP created to consider the merger of Old ISP into ISP Holdings, Messrs. Diker and Manning entered into a Compensation and Indemnification Agreement with Old ISP. Pursuant to this agreement, each of Messrs. Diker and Manning received $88,000 (which amount consisted of a $50,000 fee for serving on the special committee, plus $2,000 per special committee meeting), plus reimbursement of out-of-pocket expenses, in addition to the regular compensation paid to members of the Board of Directors. Pursuant to this agreement, ISP agreed to indemnify and hold harmless Messrs. Diker and Manning with respect to their service on, and any matter or transaction considered by, the special committee to the full extent permitted by law and by the indemnification provisions of ISP's Certificate of Incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of April 5, 1999, the Common Stock of the Company was beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table below, directors and executive officers of the Company as a group, and each person or group known by the Company to be the beneficial owner of more than 5% of the Common Stock as follows:

                                                                             NUMBER OF
                                                                              SHARES
NAME                                                                      BENEFICIALLY OWNED        %
----                                                                      ------------------        --
Samuel J. Heyman.....................................................        52,448,040(1)(2)    76.4%(1)(2)
Carl R. Eckardt......................................................         1,041,681(2)        1.5 (2)
Peter R. Heinze......................................................            51,250(2)          *
Charles M. Diker.....................................................            48,500(2)(3)       *
Harrison J. Goldin...................................................            17,500(2)          *
Sanford Kaplan.......................................................            22,500(2)          *
Burt Manning.........................................................            24,500(2)          *
James P. Rogers......................................................           476,545(2)          *
Richard A. Weinberg..................................................           104,914(2)          *
All directors and executive officers as a group (11 persons).........        54,281,796(2)       78.2%(2)

(Footnotes from previous page)
------------------
 * Less than 1%.

(1) The business address of Mr. Heyman is 1361 Alps Road, Wayne, New Jersey 07470. Mr. Heyman may be deemed to beneficially own (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), and has sole voting and investment power in respect of, 52,328,040 shares through a general partnership, a limited partnership and a limited liability company.
    Mr. Heyman disclaims a pecuniary interest in these shares in excess of his partnership interests in such entities.

(2) Includes with respect to Mr. Heyman, 120,000 shares; Mr. Eckardt, 120,200 shares; Dr. Heinze, 51,250 shares; Mr. Diker, 17,500 shares; Mr. Goldin, 17,500 shares; Mr. Kaplan, 17,500 shares; Mr. Manning, 17,500 shares;
    Mr. Rogers, 440,007 shares; Mr. Weinberg, 103,914 shares; and all directors and executive officers as a group 945,557 shares subject to options granted under the Incentive Plan which are currently exercisable or will become exercisable within the next 60 days. Also includes with respect to Mr. Rogers 8,538 shares and for all directors and executive officers as a group 12,288 shares, which were held in the Capital Accumulation Plan for Employees of GAFMC and ISP as of December 31, 1998. Includes with respect to Mr. Rogers 25,000 shares held jointly with his spouse and with respect to Mr. Manning 7,000 shares held jointly with his spouse.

(3) Includes 4,050 shares held by trusts for the benefit of Mr. Diker's children, of which Mr. Diker is trustee; 5,950 shares held by Mr. Diker's spouse, as to which Mr. Diker disclaims beneficial ownership; and 4,000 shares over which Mr. Diker shares investment power, as to which Mr. Diker disclaims beneficial ownership.

               COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors establishes the compensation policies of the Company, evaluates and determines the specific compensation levels for the Company's executive officers and other employees and administers the Company's compensation plans. The Compensation Committee is composed of three independent, non-employee directors who have no interlocking relationships as defined by the rules promulgated by the Securities and Exchange Commission.

  Philosophy

     The objectives of the Company's executive compensation program are to support the Company's strategic goals, to provide compensation that will attract, retain and motivate highly qualified executives and to align executives' long-term interests with those of the Company's stockholders. The Compensation Committee's philosophy is to compensate the Company's executive officers based primarily on their performance and level of responsibility. Generally, the Company seeks to maintain a competitive position in the executive marketplace with companies identified by the Company, using external surveys, as being of similar size and engaged in similar businesses, by establishing total compensation levels for executive officers competitive with the median total compensation earned by executives with comparable responsibilities in such comparison group. These companies are not necessarily the same as those comprising the peer group index in the performance graph included elsewhere in this proxy statement.

  Executive Compensation

     The principal components of the Company's executive compensation program are base salary, annual incentive compensation and long-term incentive compensation primarily in the form of stock options.

     Executive salary levels generally are adjusted annually based on an evaluation of each executive's performance (such as individual managerial accomplishments and current responsibilities of such executive officer) and the Company's budgetary considerations.

     Annual incentive compensation for executive officers is awarded under the Company's Executive Incentive Compensation Program ("EIC") and is based on both corporate and individual performance. In any year, the aggregate EIC pool, if any, for all awards is based principally on the Company's operating income as a percentage of the Company's budgeted operating income established at the beginning of such year. The EIC pool for any year may vary in size depending upon unusual factors affecting the Company's operating results. Individual award targets for each participant in the EIC (including executive officers) are computed as a percentage of base salary based on such participant's grade level. Individual EIC awards may vary from the applicable percentage based on corporate performance as described above or an executive officer's individual performance as described below.

     Specific performance-related targets and objectives for an executive officer are established at the beginning of each year. These individual goals relate to specific business, departmental or managerial objectives that support the Company's overall business plan and other specific corporate goals and strategic objectives established for the year. After considering the evaluations and recommendations of the executive officer's supervisor and a senior management committee comprised of the Company's Chief Executive Officer, President or Chief Operating Officer and Senior Vice President, Human Resources, the Compensation Committee determines an executive officer's individual EIC award based on the Company's financial performance, such officer's achievement of these pre-established targets and goals and such officer's contribution to the Company's overall performance. It also exercises discretion in view of the Company's compensation objectives and policies described above to determine total annual compensation. Based upon the foregoing criteria, the Compensation Committee determined that an aggregate of $1,047,224 in EIC awards should be paid to the Company's executive officers for the year ended December 31, 1998.

     The Compensation Committee believes that stock ownership by management encourages management to enhance stockholder value. Accordingly, options to purchase shares of Common Stock are an important component of the Company's performance-based compensation philosophy and provide a vehicle by which executive officers can obtain a stake in the Company, thus motivating them to increase the Company's profitability. The Compensation Committee generally has granted options to executive officers under the Incentive Plan on a regular, periodic basis based upon the executive's individual performance, respective grade level and the Company's stock price at the time of grant. The Compensation Committee also may grant from time to time options to executives based on individual merit, taking into account, among other things, an evaluation of the executive's past or potential contribution to the Company, its parents or subsidiaries and recommendations by the Company's management, including the Chief Executive Officer. In 1998, such special option grants included options granted under the ISP Future Leadership Program, which was adopted by the Board of Directors in December 1995 as part of the Incentive Plan. During 1998, non-qualified stock options for an aggregate of 200,650 shares of Common Stock were granted to the Company's executive officers, including options for 7,500 shares granted under the ISP Future Leadership Program.

     The Compensation Committee also determines from time to time that awards of other incentive compensation to executive officers are appropriate, on a selective basis, for competitive or other business reasons, including for retention purposes or to align further the interests of executive officers with those of the Company's stockholders. Based on a review of the above-referenced competitive market data, the Compensation Committee approved two restricted stock grants of 50,000 performance shares each to the Company's President and Chief Operating Officer, effective January 2, 1998 and December 31, 1998, respectively. Subject to the President's continued employment through the vesting date(s), these restricted performance shares will vest (and the restrictions will lapse) incrementally upon the Common Stock achieving or exceeding certain market price thresholds and in any event with respect to all performance shares at the end of the respective ten-year performance periods.

     In addition to the foregoing awards, in accordance with the Agreement and Plan of Merger, dated as of March 30, 1998, between Old ISP and ISP Holdings, certain executive officers of the Company who held options to purchase shares of cumulative redeemable preferred stock of ISP Holdings or stock appreciation rights relating to ISP Holdings common stock were granted, in consideration of the termination of those options or rights in the merger, non-qualified stock options to purchase an aggregate of 1,042,091 shares of Common Stock under the Incentive Plan and the right to receive cash payments in the aggregate amount of $9,723,767, subject in each case to satisfaction of certain vesting requirements and the continued employment of the executive officer through the vesting dates.

     On December 7, 1998, the Compensation Committee determined, in view of the decline in the Company's stock price and its desire to continue the Incentive Plan as a meaningful incentive, to offer employees who were granted stock options in June 1998 the opportunity to exchange their June 1998 options for new options with an exercise price of $14.563 per share, the fair market value of Common Stock on December 7, 1998 as determined under the terms of the Incentive Plan. The new options were granted on a one-for-one ratio with the options exchanged and were made subject to a new three-year vesting period. Three executive officers were granted options in June 1998 and elected to exchange their June 1998 options for new options. A total of 797,700 stock options were exchanged by the Company's employees.

  Compensation of the Chief Executive Officer

     The Compensation Committee reviews and evaluates the Chief Executive Officer's total compensation package annually. Although the Compensation Committee's bases for determining the Chief Executive Officer's compensation are substantially the same as discussed above with respect to the Company's other executive officers, the Compensation Committee relies more heavily on the Company's financial performance, overall financial condition and achievement of annual and strategic corporate objectives in determining the total annual and long-term compensation for Mr. Heyman. Among the criteria used in determining Mr. Heyman's compensation are (i) the Company's financial performance compared to its performance in the prior year, including the Company's operating income, revenues, net income per share and overall financial condition, and (ii) the Company's actual financial performance compared to its annual business plan. During 1998, the Compensation Committee maintained Mr. Heyman's annual base salary of $581,500.

     Mr. Heyman also is eligible to participate in the EIC to the same extent as other executive officers of the Company. Based on the Compensation Committee's evaluation of both corporate and individual achievement of performance-related goals as described above, Mr. Heyman was entitled to receive an EIC award of up to $614,100 for 1998. Mr. Heyman elected not to receive any award so that the aggregate EIC pool for 1998 could be awarded in its entirety to the other executives of the Company. The Compensation Committee also considers
Mr. Heyman's total compensation package relative to that of other chief executive officers in the comparison group of companies of similar size and in similar businesses to the Company described above. The Company believes that Mr. Heyman's compensation is below the average of that paid to chief executive officers of such comparable companies.

     Members of the Compensation Committee:

     Charles M. Diker
     Harrison J. Goldin
     Burt Manning

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of ISP and the four other most highly compensated executive officers of ISP who were employed by ISP or its subsidiaries as of December 31, 1998.

                                                                              LONG-TERM COMPENSATION
                                                                            ---------------------------
                                       ANNUAL COMPENSATION                                   SECURITIES
                         ------------------------------------------------    RESTRICTED      UNDERLYING
NAME AND PRINCIPAL                                           OTHER ANNUAL       STOCK        OPTIONS/          ALL OTHER
POSITION                 YEAR     SALARY       BONUS(1)      COMPENSATION     AWARD(S)        SARS(2)        COMPENSATION
------------------------ ----    --------      --------      ------------   -------------    ----------      -------------

Samuel J. Heyman ....... 1998    $581,500      $      0        $      0                              0       $   21,352(3)
  Chairman of the Board  1997     579,125             0               0                              0           20,579(3)
  of Directors and Chief 1996     572,000       200,000               0                         89,200           14,739(3)
  Executive Officer

Peter R. Heinze ........ 1998    $392,775      $285,000        $      0     $1,421,875(4)      153,850       $   21,231(4)
  President and Chief    1997     379,725       349,271          31,774(4)                      18,750           24,291(4)
  Operating Officer      1996      46,875(4)     40,000(4)            0                        156,250(4)             0(4)

Carl R. Eckardt ........ 1998    $340,704      $140,000        $      0                              0       $    8,649(5)
  Executive Vice         1997     340,704       156,277               0                              0            8,500(5)
  President, Corporate   1996     339,612       164,901               0                         49,600           17,756(5)
  Development

James P. Rogers ........ 1998    $285,025      $235,000        $      0                        557,670(6)    $3,263,780(6)
  Executive Vice         1997     275,125       250,000               0                          7,500           18,459(6)
  President, Finance     1996     263,467       225,000               0                         39,210(6)(8)     13,810(6)

Richard A. Weinberg .... 1998    $260,875      $235,000        $      0                        378,056(7)    $  360,705(7)
  Executive Vice         1997     252,475       250,000               0                              0           15,118(7)
  President, General     1996     130,833(7)    125,014(7)            0                         37,410(7)(8)      2,960(7)
  Counsel and Secretary

------------------
(1) Bonus amounts are payable pursuant to ISP's Executive Incentive Compensation Program, except that in respect of the bonus amounts paid to certain executive officers in 1997, ISP was reimbursed under a management agreement for a portion of the bonus amounts earned by such executive officers. See "Certain Transactions--Management Agreement."

(2) The options are for shares of Common Stock. See Notes 6 and 7 below and "--Options and Stock Appreciation Rights."

(3) Included in "All Other Compensation" for Mr. Heyman are: $18,889, $18,116 and $12,989 for the premiums paid by the Company for a life insurance policy in 1998, 1997 and 1996, respectively; and $1,963, $1,963 and $1,250 for the premiums paid by the Company for a long-term disability policy in 1998, 1997 and 1996, respectively.

(4) Included in "Other Annual Compensation" for Dr. Heinze are $25,043 in payment of moving related expenses and a "tax gross-up" of $6,731 in 1997. Included in "All Other Compensation" for Dr. Heinze are $11,700 and $10,792, representing the Company's contribution under the Capital Accumulation Plan for Employees of GAFMC and ISP in 1998 and 1997, respectively; $7,568 and $11,536 for the premiums paid by the Company for a life insurance policy in 1998 and 1997, respectively; and $1,963 for the premiums paid by the Company for a long-term disability policy in each of 1998 and 1997. Dr. Heinze commenced employment with ISP in November 1996. The restricted stock award represents two grants of 50,000 performance shares each, effective
    January 2, 1998 and December 31, 1998, with a value on the date of grant of $743,750 and $678,125, respectively. The aggregate value of such performance shares at December 31, 1998 was $1,356,250. None of the performance shares have vested. Subject to Dr. Heinze's continued employment through the vesting date(s), these restricted performance shares will vest (and the restrictions will lapse) incrementally upon the Common Stock achieving or exceeding certain market price thresholds

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

    and in any event with respect to all performance shares at the end of the respective ten-year performance periods.

(5) Included in "All Other Compensation" for Mr. Eckardt are: $6,686, $6,537 and $16,506 for the premiums paid by the Company for a life insurance policy in 1998, 1997 and 1996, respectively; and $1,963, $1,963 and $1,250 for the premiums paid by the Company for a long-term disability policy in 1998, 1997 and 1996, respectively.

(6) Included in "All Other Compensation" for Mr. Rogers are: $11,450, $11,450 and $10,750, representing the Company's contribution under the Capital Accumulation Plan for Employees of GAFMC and ISP in 1998, 1997 and 1996, respectively; $3,316, $5,046 and $1,810 for the premiums paid by the Company for a life insurance policy in 1998, 1997 and 1996, respectively; and $1,963, $1,963 and $1,250 for the premiums paid by the Company for a long-term disability policy in 1998, 1997 and 1996, respectively. Excluded are options to purchase shares of redeemable convertible preferred stock of ISP Holdings ("ISP Holdings Options") granted to Mr. Rogers in 1996 and stock appreciation rights relating to the common stock of ISP Holdings issued to Mr. Rogers. In connection with the merger of Old ISP into ISP Holdings, the ISP Holdings Options and stock appreciation rights relating to ISP Holdings common stock, including the ISP Holdings Options and stock appreciation rights held by Mr. Rogers, were terminated. In consideration of the termination of the ISP Holdings Options and rights held by Mr. Rogers, Mr. Rogers received, subject to his continued employment through each vesting date (the last of which will occur in December 2003), options to purchase 550,170 shares of Common Stock under the Incentive Plan (which options are included in "Securities Underlying Options/SARs" for 1998) and the right to receive cash payments of $5,315,843 in the aggregate.
    Mr. Rogers received $3,247,051 of these cash payments in 1998, which amount is included in "All Other Compensation" for Mr. Rogers for 1998.

(7) Included in "All Other Compensation" for Mr. Weinberg are: $11,300, $11,300 and $2,158, representing the Company's contribution under the Capital Accumulation Plan for Employees of GAFMC and ISP in 1998, 1997 and 1996, respectively; $1,264, $1,914 and $277 for the premiums paid by the Company for a life insurance policy in 1998, 1997 and 1996, respectively; and $1,963, $1,904 and $525 for the premiums paid by the Company for a long-term disability policy in 1998, 1997 and 1996, respectively. Mr. Weinberg commenced service with the Company in May 1996. Prior to that time, he was Vice President and General Counsel of BMCA. Excluded are amounts paid to Mr. Weinberg by BMCA prior to May 15, 1996. Excluded are ISP Holdings Options granted to Mr. Weinberg in 1996. In connection with the merger of Old ISP into ISP Holdings, the ISP Holdings Options, including the ISP Holdings Options held by Mr. Weinberg, were terminated. In consideration of the termination of the ISP Holdings Options held by Mr. Weinberg, Mr. Weinberg received, subject to his continued employment through each vesting date (the last of which will occur in December 2003), options to purchase 378,056 shares of Common Stock under the Incentive Plan (which options are included in "Securities Underlying Options/SARs" for 1998) and the right to receive cash payments of $3,238,358 in the aggregate.
    Mr. Weinberg received $346,178 of these cash payments in 1998, which amount is included in "All Other Compensation" for Mr. Weinberg for 1998.

(8) Excluded are the stock appreciation rights relating to shares of GAF common stock referred to in Note (2) under the second table under "--Options and Stock Appreciation Rights."

OPTIONS AND STOCK APPRECIATION RIGHTS

     The following two tables summarize options to acquire Common Stock granted during 1998 to the executive officers named in the Summary Compensation Table above, the potential realizable value of such options and the value of the unexercised options held by such persons at December 31, 1998. No options were exercised by such persons during 1998.

                     ISP COMMON STOCK OPTION GRANTS IN 1998

                                     % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                                            ANNUAL RATES OF STOCK PRICE
                         SECURITIES  GRANTED TO  EXERCISE/    MARKET                          APPRECIATION FOR
                         UNDERLYING  EMPLOYEES     BASE       PRICE                             OPTION TERM
                          OPTIONS    IN FISCAL     PRICE     ON DATE   EXPIRATION  --------------------------------------
NAME                     GRANTED(1)   1998       ($/SHARE)   OF GRANT    DATE         0%          5%            10%
------------------------ ----------  ----------  ----------  --------  ----------  --------  ------------  --------------
Samuel J. Heyman .......    --         --           --          --        --          --          --             --
Peter R. Heinze.........   100,000(2)     3.2%    $ 16.125   $ 17.625   03/30/07   $150,000  $  1,121,716  $    2,543,383
                            35,100(3)     1.1%    $ 14.563   $ 14.563    12/7/07      --          281,808         694,106
                            18,750(4)     0.6%    $  8.563   $ 13.563   12/31/04     93,750       180,235         289,956
Carl R. Eckardt.........    --         --           --          --        --          --          --             --
James P. Rogers.........   285,979(5)     9.2%    $ 16.125   $ 17.625   03/30/07   $428,969  $  3,207,872  $    7,273,541
                           264,191(5)     8.5%    $ 16.125   $ 17.625   03/30/07    396,287     2,963,473       6,719,388
                             7,500(4)     0.2%    $  8.563   $ 13.563   12/31/04     37,500        72,094         115,982
Richard A. Weinberg.....   378,056(5)    12.1%    $ 16.125   $ 17.625   03/30/07   $567,084  $  4,240,715  $    9,615,411
All stockholders(6).....       N/A       N/A           N/A        N/A        N/A      --     $617,852,345  $1,521,799,793

------------------
(1) All stock options represent options to purchase shares of Common Stock and were granted under the Incentive Plan. The Incentive Plan provides that the vesting of options will be accelerated automatically if at any time following a "Change of Control" (as defined), the optionee's employment is terminated as a result of his death or permanent disability or the optionee terminates his employment for "good reason" (as defined).

(2) These options vest over a five-year period at the rate of 20% per year on each anniversary of the date of grant, and, to the extent vested, are exercisable for nine years from the date of grant.

(3) These options will become fully vested three years after the date of grant, and, to the extent vested, are exercisable for nine years from the date of grant. These options were granted in exchange for an equal number of options granted in June 1998. See "--Ten-Year Option/SAR Repricings" and accompanying text below.

(4) These options will become fully vested 2 1/2 years after the date of grant, and, to the extent vested, are exercisable for six years from the date of grant.

(5) These options were granted in accordance with the Agreement and Plan of Merger, dated as of March 30, 1998, between Old ISP and ISP Holdings in partial consideration of the termination upon the merger of ISP Holdings Options held by Messrs. Rogers and Weinberg and, in the case of the grant to Mr. Rogers of options for 285,979 shares, outstanding stock appreciation rights relating to ISP Holdings common stock. These options vest in accordance with the vesting schedule of the ISP Holdings Options and stock appreciation rights to which they relate. Accordingly, the option granted to Mr. Rogers for 285,979 shares is fully vested, and the options granted to Messrs. Rogers and Weinberg for 264,191 and 378,056 shares, respectively, vest in varying increments over a five-year period.

(6) For comparative purposes, shown is the increase in total stockholder value that could be realized over a nine-year period based on 69,498,392 shares of Common Stock outstanding on July 15, 1998 (the date of the merger of Old ISP into ISP Holdings) and using $16.125 as the base price.

             VALUE OF ISP COMMON STOCK OPTIONS AT DECEMBER 31, 1998

                                                                   NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED       IN-THE-MONEY ISP OPTIONS
                                                                   ISP OPTIONS AT 12/31/98         AT 12/31/98(1)
NAME                                                               EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----------------------------------------------------------------   -------------------------    -------------------------
Samuel J. Heyman................................................         90,000/149,200             $590,625/$544,275
Peter R. Heinze.................................................              0/328,850             $      0/$679,297
Carl R. Eckardt.................................................        111,152/ 75,288             $466,673/$227,500
James P. Rogers(2)..............................................        370,959/331,721             $382,714/$236,934
Richard A. Weinberg(2)..........................................         34,066/381,400             $ 10,150/$ 54,729

------------------
(1) Options for 239,200, 193,750, 186,440, 152,510 and 37,410 shares of Common
    Stock were in-the-money for Messrs. Heyman, Heinze, Eckardt, Rogers and Weinberg, respectively, at December 31, 1998.

(2) Excluded are stock appreciation rights ("SARs") relating to shares of GAF common stock held be Messrs. Rogers and Weinberg. These SARs represent the right to receive a cash payment based upon the appreciation in value of the specified number of shares of GAF common stock over the sum of the determined initial Book Value (as defined) per share of GAF common stock, plus interest on such Book Value at a specified rate. The GAF SARs vest over a five-year period, subject to earlier vesting under certain circumstances, including in connection with a change of control, and have no expiration date. Of the 17,928 GAF SARs held by Mr. Rogers, 9,319 were exercisable as of December 31, 1998. Of the 12,320 GAF SARs held by Mr. Weinberg, 1,484 were exercisable as of December 31, 1998. None of the GAF SARs were in-the-money at December 31, 1998.

     On December 7, 1998, the Company offered all holders of options granted on June 30, 1998 the opportunity to exchange their June options for new options under the Incentive Plan with a lower exercise price of $14.5625 per share, the closing price of the Common Stock on the New York Stock Exchange on December 7, 1998. The new options were granted on a one-for-one ratio with the options exchanged and were made subject to a new three-year vesting period. For a discussion of the reasons for offering the exchange, see "Compensation of Executive Officers of the Company--Report of the Compensation Committee of the Board of Directors."

     The following table sets forth the information regarding options exchanged by the executive officers of the Company:

                         TEN-YEAR OPTION/SAR REPRICINGS

                                        NUMBER OF
                                        SECURITIES
                                        UNDERLYING
                                        OPTIONS/      MARKET PRICE     EXERCISE                       LENGTH OF
                                          SARS         OF STOCK        PRICE AT                    ORIGINAL OPTION
                                        REPRICED      AT TIME OF       TIME OF          NEW       TERM REMAINING AT
    NAME AND PRINCIPAL                     OR         REPRICING OR    REPRICING OR    EXERCISE    DATE OF REPRICING
         POSITION             DATE      AMENDED       AMENDMENT($)    AMENDMENT($)    PRICE($)      OR AMENDMENT
--------------------------   -------    ----------    ------------    ------------    --------    -----------------
Peter R. Heinze ..........   12/7/98      35,100        $14.5625        $18.6250      $14.5625    8 years, 7 months
  President and Chief
  Operating Officer
Andrew G. Mueller ........   12/7/98      25,000        $14.5625        $18.6250      $14.5625    8 years, 7 months
  Executive Vice
  President, Operations
Randall R. Lay ...........   12/7/98      14,300        $14.5625        $18.6250      $14.5625    8 years, 7 months
  Senior Vice President
  and Chief Financial
  Officer

PENSION PLANS

     Non-Qualified Retirement Plan. The Company has a non-qualified retirement plan for the benefit of certain key employees (the "Retirement Plan"). The benefit payable under the Retirement Plan, which vests in accordance with a 10-year schedule, consists of an annual payment commencing at age 65 equal to 25% of a covered employee's last full year's base salary. The benefit continues for the longer of 15 years or the joint lifetimes of the employee or his or her spouse. If a covered employee dies while employed by the Company or a subsidiary, a death benefit of 36% of the employee's base salary at the date of death is payable for a term of 15 years to the employee's beneficiary.

     No new participants have been admitted to the Retirement Plan since January 1989 and it is not anticipated that any new participants will be admitted hereafter. Of the executive officers named in the Summary Compensation Table, only Messrs. Heyman and Eckardt participate in the Retirement Plan.

     The following table shows, for the salary levels and years of service indicated, the annual pension benefit, payable commencing at age 65 to participants in the Retirement Plan.

                         NON-QUALIFIED RETIREMENT PLAN
                           ANNUAL PAYMENTS AT AGE 65

                                               YEARS OF SERVICE
             -------------------------------------------------------------------------------------
 SALARY         5           10           15           20           25           30           35
--------     -------     --------     --------     --------     --------     --------     --------
$250,000     $31,250     $ 62,500     $ 62,500     $ 62,500     $ 62,500     $ 62,500     $ 62,500
 300,000      37,500       75,000       75,000       75,000       75,000       75,000       75,000
 350,000      43,750       87,500       87,500       87,500       87,500       87,500       87,500
 400,000      50,000      100,000      100,000      100,000      100,000      100,000      100,000
 450,000      56,250      112,500      112,500      112,500      112,500      112,500      112,500
 500,000      62,500      125,000      125,000      125,000      125,000      125,000      125,000
 550,000      68,750      137,500      137,500      137,500      137,500      137,500      137,500
 600,000      75,000      150,000      150,000      150,000      150,000      150,000      150,000
 650,000      81,250      162,500      162,500      162,500      162,500      162,500      162,500
 700,000      87,500      175,000      175,000      175,000      175,000      175,000      175,000

     The years of service covered by the Retirement Plan are thirteen years for each of Mr. Heyman and Mr. Eckardt. Current salaries covered by the Retirement Plan are the amounts set forth under the "salary" column of the Summary Compensation Table for the above-named executive officers. The annual pension benefit is not subject to reduction for Social Security and other benefits and is computed on a straight-life annuity basis.

     Additional Arrangements. ISP agreed to provide Mr. Eckardt, at age 67, a $200,000 annuity comprising two pieces: (i) the benefits payable under the Retirement Plan described above, and (ii) a supplemental retirement benefit representing the difference between $200,000 per year and the benefit payable under the Retirement Plan. The supplemental retirement benefit has fully vested. In the event Mr. Eckardt should die without a surviving spouse, no supplemental retirement benefit will be payable. In the event Mr. Eckardt should die prior to the termination of his employment, leaving a surviving spouse, his spouse will be entitled to receive for her life an annual payment of the supplemental retirement benefit. If Mr. Eckardt's employment is terminated involuntarily other than for cause (as defined), or in the event Mr. Eckardt becomes totally and permanently disabled, he will be entitled to receive payment of the supplemental retirement benefit. If Mr. Eckardt's employment is terminated for cause, the Company in its sole discretion may declare all or any portion (whether vested or unvested) of the supplemental retirement benefits forfeited.

     Other Agreements. In connection with his becoming President and Chief Operating Officer of ISP in November 1996, Dr. Heinze and ISP entered into a letter agreement that provides, among other things, that Dr. Heinze will receive an initial base salary of $375,000 per year, certain stock options and other benefits. In accordance with the letter agreement, on December 9, 1996, Dr. Heinze was granted under the Incentive Plan 125,000 options to purchase shares of Common Stock at an exercise price of $11.25 per share, which options vest in full on December 9, 1999 and expire nine years from the date of grant, and 31,250 options at an exercise price of $6.25 per share, which options vest in full on June 9, 1999 and expire six years from the date of grant, in each case subject to earlier vesting in the event of a "Change of Control" (as defined in the Incentive Plan). He is also eligible to participate in ISP's Executive Incentive Compensation Program and the Incentive Plan. The letter agreement also provides that if Dr. Heinze's employment is terminated by ISP other than for cause, ISP will continue to pay Dr. Heinze his then base salary for a severance period of up to 18 months depending upon when such termination occurs. In addition, in the event of a Change of Control of ISP and either
(i) the termination of Dr. Heinze's employment by ISP (or its successor) other than for cause within twelve months after such Change in Control or (ii) the termination of employment by Dr. Heinze under certain circumstances, Dr. Heinze will continue to receive his base salary in lieu of any other severance for 24 months following such termination.

     For information with respect to certain other arrangements relating to certain executive officers, see also Notes 6 and 7 under "--Summary Compensation Table."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Form 4 or 5), of securities of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than 10% stockholders also are required to furnish the Company with copies of all forms that they file pursuant to Section 16(a).

     To the Company's knowledge, based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons, the Company believes that its executive officers, directors and greater than 10% beneficial owners complied with the Section 16(a) filing requirements applicable to them during 1998.

PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock with the performance of the Standard & Poor's 500 Index and the Standard & Poor's Specialty Chemicals Index for the period from January 1, 1994 through the end of 1998. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on December 31, 1993 and that all dividends were reinvested.

                            STOCK PRICE PERFORMANCE
                        TOTAL RETURN ON $100 INVESTMENT
                             (DIVIDENDS REINVESTED)



                                       International             S&P Specialty
                 S&P 500 Index     Specialty Products Inc.      Chemicals Index
                 -------------     -----------------------      ---------------
 Dec-93              100                    100                       100
 Dec-94              101                    106                        87
 Dec-95              139                    162                       115
 Dec-96              171                    183                       118
 Dec-97              229                    223                       146
 Dec-98              294                    202                       124

     The foregoing graph is not incorporated in any prior or future filings of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, directly or by reference to the incorporation of proxy statements of the Company, unless the Company specifically incorporates the graph by reference, and the graph shall not otherwise be deemed filed under such Acts.

                              CERTAIN TRANSACTIONS

MANAGEMENT AGREEMENT

     Pursuant to a management agreement (the "Management Agreement"), which expires at the end of 1999, the Company provides certain general management, administrative, legal, telecommunications, information and facilities services to certain of its affiliates, including GAF, BMCA, G-I Holdings Inc. and GAF Fiberglass Corporation. Charges by the Company for providing such services aggregated $5.1 million for 1998. Such charges consist of management fees and other reimbursable expenses attributable to, or incurred by the Company for the benefit of, the respective parties, which are based on an estimate of the costs the Company incurs to provide such services. Effective January 1, 1999, the term of the Management Agreement was extended through the end of 1999, and the management fees payable by BMCA under the agreement were increased. The Company and BMCA also allocate a portion of the management fees payable by BMCA under the Management Agreement to separate lease payments for the use of BMCA's headquarters. Based on the services provided by the Company in 1998 under the Management Agreement, the aggregate amount payable to the Company under the Management Agreement for 1999 is expected to be approximately $6.1 million. Although, due to the unique nature of the services provided under the Management Agreement, comparisons with third party arrangements are difficult, the Company believes that the terms of the Management Agreement, taken as a whole, are no less favorable to the Company than could be obtained from an unaffiliated third party. Certain of the executive officers of the Company perform services for affiliates of the Company pursuant to the Management Agreement, and the Company is indirectly reimbursed therefor by virtue of the management fees and other reimbursable expenses payable under the Management Agreement.

TAX SHARING AGREEMENT

     The Company was a party to tax sharing agreements with members of the GAF consolidated tax group (the "GAF Group"). As a result of a series of transactions (the "Separation Transactions") involving GAF and its subsidiaries on January 1, 1997 that resulted in, among other things, the capital stock of ISP Holdings being distributed to the stockholders of GAF, the Company is no longer included in the consolidated Federal income tax returns of GAF, and therefore, such tax sharing agreements are no longer applicable with respect to the tax liabilities of the Company for periods subsequent to the Separation Transactions. The Company remains obligated, however, with respect to tax liabilities imposed or that may be imposed for periods prior to the Separation Transactions. Among other things, those tax sharing agreements provide for the sharing of the GAF Group's consolidated tax liability based on each member's share of the tax as if such member filed on a separate basis. Accordingly, a payment of tax would be made to GAF equal to the Company's allocable share of the GAF Group's consolidated tax liability. Alternatively, the Company would be entitled to refunds if losses or other attributes reduce the GAF Group's consolidated tax liability. Moreover, foreign tax credits generated by the Company not utilized by GAF will be refunded by GAF or its subsidiary to the Company, if such credits expire unutilized upon termination of the statute of limitations for the year of expiration. Furthermore, those tax sharing agreements provide for an indemnification to the Company for any tax liability attributable to another member of the GAF Group.

SALES TO AFFILIATES

     BMCA, an indirect subsidiary of GAF and an affiliate of the Company, and its subsidiaries purchase from the Company all of their colored roofing granules requirements (except for the requirements of their California and Oregon roofing plants and a portion of the requirements of their Indiana roofing plant, which are supplied by a third party) under a requirements contract. Effective January 1, 1999, this contract was amended to cover, among other things, purchases of colored roofing granules by BMCA's subsidiaries and was renewed for 1999. This contract is subject to annual renewal unless terminated by either party to the agreement. In 1998, BMCA and its subsidiaries purchased a total of $62.6 million of mineral products from the Company, representing 7.6% of the Company's total net sales and 66.2% of the Company's net sales of mineral products. The Company's supply arrangements with BMCA and its subsidiaries are at prices and on terms which the Company believes are no less favorable to it than could be obtained from an unaffiliated third party.

CERTAIN OTHER TRANSACTIONS

     For a discussion of certain arrangements with executive officers of the Company, see "Compensation of Executive Officers of the Company--Other Agreements" and "--Pension Plans--Additional Arrangements."

     The Company invests primarily in international and domestic arbitrage and securities of companies involved in acquisition or reorganization transactions, including, at times, common stock short positions which are offsets against long positions in securities which are expected, under certain circumstances, to be exchanged or converted into the short positions. The latter category of investments is administered, at no cost or charge to the Company, by certain investment partnerships controlled by Mr. Heyman and his family, and, when purchased or sold on the same day as investments purchased or sold by members of the GAF group of companies, and certain Heyman family enterprises, are effected at the same price as the investments of such other entities.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     No accounting firm has been selected to date to audit the accounts of the Company for 1999. No such selection shall be made without the recommendation and approval of ISP's Audit Committee.

     Arthur Andersen LLP performed the audit of the Company's accounts in 1998. A representative of Arthur Andersen is expected to be present at the meeting to answer appropriate questions and will have an opportunity to make a statement.

                          2000 STOCKHOLDERS' PROPOSALS

     Proposals of security holders intended for possible action at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive offices prior to December 27, 1999. All proposals received will be subject to the applicable rules of the Securities and Exchange Commission. A duly executed proxy given in connection with the 2000 Annual Meeting of Stockholders will confer discretionary authority on the persons named as proxies in such proxy, or any of them, to vote at such meeting on any matter of which the Company does not have written notice on or before March 15, 2000, without advice in the Company's proxy statement as to the nature of such matter.

                                 OTHER MATTERS

     The cost of the solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by telephone, telegraph or personal interview by employees of ISP without additional compensation.

     The Company will reimburse brokerage firms, banks, trustees, nominees and other persons authorized by the Company for their out-of-pocket expenses in forwarding proxy material to the beneficial owners of the Common Stock.

     Management does not know of any other matters that will be presented at the meeting other than matters incident to the conduct thereof. However, if any matters properly come before the meeting or any adjournment or postponement thereof, it is intended that the holders of the proxies named in the accompanying proxy card will vote thereon in their discretion.

     For a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission, please contact: Shareholder Relations Department, International Specialty Products Inc., 1361 Alps Road, Wayne, New Jersey 07470.

                                           By Order of the Board of Directors,

                                                   /s/ Richard A. Weinberg

                                                   RICHARD A. WEINBERG
                                                        Secretary

Wayne, New Jersey
April 26, 1999

                                   APPENDIX I
                               FORM OF PROXY CARD

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

             Proxy for the Annual Meeting to be held at 10:00 a.m.,
                     local time, on Monday, May 24, 1999,
            Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor,
                               New York, New York

         The undersigned hereby appoints James P. Rogers and Richard A. Weinberg, and each of them, proxies, with full power of substitution, to represent and to vote and act with respect to all of the undersigned's shares of common stock of International Specialty Products Inc. at the Annual Meeting of Stockholders of International Specialty Products Inc. to be held on Monday, May 24, 1999, and at any adjournment or postponement thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the Election of Directors.

Change of Address

________________________________     INTERNATIONAL SPECIALTY PRODUCTS INC.
________________________________     P.O. BOX 11028
________________________________     NEW YORK, N.Y. 10203-0028

(continued on the reverse side)

The Board of Directors recommends a vote FOR Election of Directors.

1.    ELECTION OF DIRECTORS

FOR all nominees           WITHHOLD AUTHORITY to vote              *EXCEPTIONS
listed below      ____     for all nominees listed below  ____            ____

Nominees:  Charles M. Diker, Carl R. Eckardt, Harrison J. Goldin,
Peter R. Heinze, Samuel J. Heyman, Sanford Kaplan and Burt Manning (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.) *Exceptions ________________________________________________________

2. Such other business as may properly come before the meeting and any adjournment or postponement thereof.

                                       Change of Address
                                       On Reverse Side  ____

                         Please vote, sign and date this proxy and return it promptly in the enclosed envelope. No postage is required if mailed in the United States. Your signature(s) should correspond with the name(s) appearing in the space at the left. Where signing in a fiduciary or representative capacity, please give your full title as such. If shares are held in more than one capacity, this proxy will be deemed to vote all shares held in all capacities.

                         Dated _______________________________________, 1999


                         _________________________________________________
                                            Signature


                         _________________________________________________
                                   Signature, if held jointly

Please Sign, Date and Return the Proxy            Votes must be indicated
Card Promptly Using the Enclosed Envelope.        (x) in Black or Blue ink.   X